UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sports Properties Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-3223265 (I.R.S. Employer Identification No.)

437 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Units, each consisting of one share of common stock, $.001 par value, and one warrant	American Stock Exchange

Common stock included in the units	American Stock Exchange

Warrants included in the units	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146353

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock (the “Common Stock”), units and warrants of Sports Properties Acquisition Corp. (the “Company”). A description of the Common Stock, units and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-146353, as amended, which was initially filed with the Securities and Exchange Commission on September 27, 2007 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.        Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated by reference:

*3.1.1	Certificate of Incorporation

*3.1.2	Form of Amended and Restated Certificate of Incorporation

*3.2	Bylaws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, File No. 333-146353

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 16, 2008	SPORTS PROPERTIES ACQUISITION CORP.

	By:	/s/ Larry D. Hall
Name: Larry D. Hall Title: Chief Financial Officer